EXHIBIT 3.21
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF INCORPORATION
TYPE OR PRINT CLEARLY IN BLACK INK
1.	The name of the proposed corporation is Buffets Southeast Inc.

2.	The initial registered office of the corporation is 1301 Gervais Street, 17th Floor

Columbia	Richland	SC	street address 29201

City	County	State	Zip Code
and the initial registered agent at such address is: James C. Siokos
I hereby consent to the appointment as registered agent of the corporation
/s/ James C. Siokos

Agent’s Signature
3.	The corporation is authorized to issue shares of stock as follows. Complete “a” or “b”, whichever is applicable:
a.	☑ The corporation is authorized to issue a single class of shares, the total number of shares authorized is 1,000

b.	☐ The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:
4.	The existence of the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended

5.	The optional provisions which the corporation includes in the articles of incorporation are as follows (See the applicable provisions of Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as amended).

6.	The name, address, and signature of each incorporator are as follows (only one is required).

a.	James C. Siokos

Name
1301 Gervais Street, 17th Floor, Columbia, SC 29201

Address
/s/ James C. Siokos

Signature
b.

Name

Address

Signature
c.

Name

Address

Signature
7.	I, John W. Currie, an attorney licensed to practice in the State of South Carolina, certify that the corporation to whose articles of incorporation this certificate is attached has complied with the requirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, relating to the articles of incorporation.

Date: July 21, 2006	/s/ John W. Currie

Signature

John W. Currie

Type or Print Name

McNair Law Firm, P.A

Address

1301 Gervais St., 17th Floor

Columbia, SC 29201

(803) 799-9800

Telephone Number

CONSENT OF REGISTERED AGENT
       I hereby consent to the appointment as registered agent of Buffets Southeast, Inc. (formerly known as Ryan’s Restaurant Group, Inc.).

/s/ James C. Siokos

James C. Siokos

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TYPE OR PRINT CLEARLY IN BLACK INK
Pursuant to Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is Buffets Southeast, Inc.

2.	Date of Incorporation October 20, 1977

3.	Agent’s Name and Address James C. Siokos, 1301 Gervais St., 17th Floor, Columbia, SC 29201

4.	On November 1, 2006, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)
Article 1 is amended to read as follows:
“1. The name of the Corporation is Ryan’s Restaurant Group, Inc.”
5.	The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).
Not applicable
6.	Complete either “a” or “b”, whichever is applicable.
a.	☑ Amendment(s) adopted by shareholder action. At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Number of
			Number of Votes	Undisputed *
	Number of	Number of Votes	Represented at the	Shares
Voting Group	Outstanding Shares	Entitled to be Cast	Meeting	For or Against
Common	100	100	100	100 0

*	NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended,

the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐	The Amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Coda of Laws, as amended, and shareholder action was not required.
7.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended) Effective upon filing

Date: November 1, 2006	Buffets Southeast, Inc.

Name of Corporation

/s/ R. Michael Andrews, Jr.

Signature

R. Michael Andrews, Jr.,

Chief Executive Officer

Type or Print Name and Office
FILING INSTRUCTIONS
1.	Two copies of this form, the original and either a duplicate original or a conformed copy must be filed.

2.	If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3.	Filing fees and taxes payable to the Secretary of State at time of filing application.

Filing Fee	$10.00
Filing Tax	100.00

Total:	$110.00

Return to:	Secretary of State
P.O. Box 11350
Columbia, SC 29211